UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Apartment Investment and Management Company

(Exact Name of Registrant as Specified in Its Charter)

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Aimco Reaffirms Significant Value Proposition of Business Separation

Board-Led Comprehensive Review Determined that Separation of Development Company is the Best Way to Maximize Shareholder Value

Separation Creates Two Focused, Independent Companies – A Best in Class Multi-Family REIT and A Growth Oriented Development Company

Company Confirms Land & Buildings’ Filing Regarding its Intent to Solicit Consents to Convene a Special Meeting of Shareholders

No Shareholder Action Required at this Time

DENVER—(BUSINESS WIRE)— APARTMENT INVESTMENT AND MANAGEMENT COMPANY (NYSE:AIV) (“Aimco” or the “Company”) today commented on the Preliminary Solicitation Statement filed by Land & Buildings Investment Management, LLC (“Land & Buildings”) in connection with its effort to solicit consents in order to convene a Special Meeting of Aimco Shareholders:

The Aimco Board of Directors and management team are committed to delivering value to Aimco shareholders. The Company maintains open communications with its shareholders and welcomes ideas that advance the goal of enhancing shareholder value. Consistent with this philosophy, Aimco’s independent Board and management, working closely with multiple outside financial, legal, and tax advisors, thoroughly evaluated a range of alternatives and transactions. Following this review, the Board and management determined that a separation of the development company (the “Development Company”), which represents less than 10% of Aimco’s Gross Asset Value (“GAV”), is the best path forward to maximize value for Aimco shareholders.

In reaching this conclusion the Board determined that:

•	By separating the Development Company, Aimco will be creating a best in class multi-family REIT (“the Multi-Family REIT”) which will:

○	Manage a high quality portfolio of diversified and stabilized apartment communities in top U.S. markets;

○

Through a simplified business model, best-in-class operations, strong balance sheet and with a seasoned management team, provide investors with a highly attractive and efficient new opportunity to allocate capital to multi-family real estate. The $2.4 billion California JV transaction announced in connection with the separation is an immediate validation of the Multi-Family REIT’s strategy and the value embedded in its attractive real estate portfolio; and

○

As a result of its low leverage and overhead, reduced execution risk and higher earnings predictability, have a sector leading financial and operating profile allowing it to grow Funds from Operations and increase its dividend by approximately 5% in 2021, an equivalent of $1.72 per share.

•

The independent growth-oriented Development Company will have the ability to pursue a broader set of attractive investment opportunities that provide higher risk adjusted returns. Although the Development Company comprises less than 10% of Aimco’s current GAV, it will:

○	Retain its growing development and redevelopment business while gaining greater flexibility to pursue other accretive transactions;

○	Be led by a veteran management team with a primary focus on an identified set of organic and external opportunities;

○	Retain the ability, but not the obligation, to partner with the Multi-Family REIT on projects which provide significant upside and benefits for both companies; and

○

Be well capitalized with $1.3 billion of owned assets, $100 million of cash and an expected $100 million of revolver capacity and have the ability to access attractive financing, including non-recourse debt, construction loans and third party equity.

•

After reviewing all potential structures and the related tax implications, the Board determined that a taxable separation today will increase Aimco’s strategic and financial flexibility to grow, return capital, and maximize shareholder value.

•

The separation will provide substantial value to shareholders by creating two focused, independent companies with distinct and attractive investment profiles. The separation maximizes the strategic focus and financial flexibility for both companies to grow and return capital to shareholders. With strong, independent boards, dedicated management teams, expanded growth and investment opportunities, and optimized balance sheets, the Board believes that the separation of the Development Company will create far greater value for shareholders than as a combined entity. To accomplish the 10% separation of the Development Company, the legal form will be to distribute the Multi-Family REIT to shareholders. In addition, the Board believes the separation will make both companies more competitive and appealing to a broader investor audience moving forward, providing them with the opportunity to invest in two companies with compelling value propositions and distinct risk/reward profiles.

The Aimco Board of Directors is actively engaged in driving the Company’s strategic plan and remains open to all opportunities to create value. The Board strongly believes in the merits of the announced transaction and remains committed to completing the transaction, and is confident this will lead to improved performance for both companies, resulting in increased value for all Aimco shareholders. In addition, the Board is encouraged by shareholder feedback thus far. The Board and management team welcome the feedback of all of its investors, including with respect to the proposed transaction.

The Board, in consultation with its financial and legal advisors, will carefully review Land & Buildings’ preliminary solicitation statement to call a special meeting and will provide additional details to shareholders in due course. Aimco shareholders are advised to take no action at this time.

In addition, the Company published an FAQ detailing the tax benefits of the transaction on its investor webpage and filed supplemental tax information on Form 8-K with the Securities and Exchange Commission.

About Aimco

Aimco is a real estate investment trust focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country’s largest owners and operators of apartments, with 125 communities in 17 states and the District of Columbia. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding the Development Company’s and the Multi-Family REIT’s portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; future financing plans, including the Development Company’s and the Multi-Family REIT’s expected leverage and capital structure; business strategies, prospects and projected operating and financial results (including earnings), including facts related thereto, such as expected costs; and future dividends. In addition, we may not complete the business separation at all. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on the Development Company’s and the Multi-Family REIT’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; the Development Company’s or the Multi-Family REIT’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the Development Company’s or the Multi-Family REIT’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by the Development Company; activities by stockholder activists, including a proxy contest; the Development Company’s and the Multi-Family REIT’s relationship with each other after the consummation of the business separation; the ability and willingness of the Development Company and the Multi-Family REIT and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the business separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the business separation.

In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by the Multi-Family REIT with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, estimates, targets, statements or information contained in this document. It is understood and agreed that any such projections, estimates, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

Important Additional Information and Where to Find It

The Company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement or a consent revocation statement, as applicable, relating to Land & Buildings Investment Management’s (“L&B”) consent solicitation statement filed with the SEC in connection with L&B’s solicitation to, among other things, request to call a special meeting (the “Solicitation”) or to any special meeting that may be called (each a “Solicitation Statement”) with the SEC, together with a WHITE proxy card or consent revocation card, as applicable. SHAREHOLDERS ARE URGED TO READ THE APPLICABLE SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Solicitation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card or consent revocation card, as applicable) when filed by the Company with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investors.aimco.com/) or by contacting MacKenzie Partners, Inc. by phone toll-free at (800) 322-2885 or at (212) 929-5500, by email at proxy@mackenziepartners.com or by mail at 1407 Broadway, 27th Floor, New York, New York 10018.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom, other than Terry Considine, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 11, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contacts

Matt Foster

Director, Investor Relations

(303) 793-4661

investor@aimco.com

MacKenzie Partners, Inc.

Dan Burch

212-929-5748

Dburch@mackenziepartners.com

Andrew Siegel / Viveca Tress

Joele Frank Wilkinson Brimmer Katcher

212-355-4449

Source: Apartment Investment and Management Company